UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

BOXABL INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-42493	86-2579471
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5345 E. N. Belt Road Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

(702) 500-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BXBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Previous Chief Financial Officer

Effective September 11, 2026, BOXABL Inc. (the “Company”) concluded the employment of Martin Costas as Chief Financial Officer (“CFO”) of the Company.

The conclusion of Mr. Costas’ employment was not because of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Chief Financial Officer

Effective September 14, 2026, the Board of Directors of the Company appointed Larry King to serve as Chief Financial Officer, and as both principal financial officer and principal accounting officer of the Company.

Larry King, 65, is a Certified Public Accountant with over 35 years of experience in finance, accounting, and operations across the gaming, manufacturing, hospitality, and healthcare industries. Since 2024, Mr. King has worked as an independent consultant, serving as fractional CFO for clients in the legal and entertainment industries and as Interim General Manager for a multi-property gaming operator. From 2023 to 2024, he served as Chief Operating Officer of Center Point Bio-Tech, and from 2021 to 2023, as Regional Practice Leader for Eide Bailly LLP’s Outsourced & Managed Services group, leading a team of over 40 consultants providing interim CFO and transaction advisory services. Earlier in his career, Mr. King served as CFO of Chukchansi Gold Resort & Casino and of Riviera Holdings Corporation, and as Corporate Vice President of Accounting for Tropicana Entertainment, where he built the company’s SEC reporting and SOX compliance functions and led accounting integration for the $960 million acquisition of Aztar Corporation. Mr. King holds a BS in Accounting from San Jose State University and has over 30 years of SEC reporting experience.

In connection with the appointment of Larry King as the Company’s CFO, the Company entered into an offer letter with Larry King (the “King Offer Letter”) pursuant to which Larry King is entitled to an annual salary of $300,000 and participation in the 2026 Omnibus Plan.

The foregoing description of the King Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the King Offer Letter, a copy of which is filed as Exhibit 10.1.

There are no family relationships between Larry King and any of the directors or executive officers of the Company, and there are no transactions in which Larry King has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Larry King and any other person pursuant to which Larry King was selected as an officer of the Company.

Appointment of Chief Accounting Officer

Beginning September 28, 2026, Heather Clayton will begin serving as the Company’s Chief Accounting Officer (“CAO”).

Prior to joining BOXABL, Heather Clayton spent six years with the Vegas Golden Knights, progressing from Controller to Vice President of Finance and Accounting to Chief Financial Officer, during which she helped scale the organization’s accounting and finance function from two entities to thirteen and oversaw financial operations for all Knights-related venues and five partnering foundations. Most recently, she served as Chief Financial Officer of ASTOUND Group. Earlier in her career, Ms. Clayton served as an auditor at a Las Vegas accounting firm, where she reviewed and audited SEC filings and performed technical accounting research, and held General Ledger Manager and Controller roles at American Casino and Entertainment Properties LLC. She holds a bachelor’s degree in Managerial Economics from the University of California, Davis, and a master’s degree in Accounting from the University of Nevada, Las Vegas.

In connection with the appointment of Heather Clayton as the Company’s CAO, the Company entered into an offer letter with Heather Clayton (the “Clayton Offer Letter”) pursuant to which Heather Clayton is entitled to an annual salary of $250,000 and participation in the 2026 Omnibus Plan.

The foregoing description of the Clayton Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Clayton Offer Letter, a copy of which is filed as Exhibit 10.2.

There are no family relationships between Heather Clayton and any of the directors or executive officers of the Company, and there are no transactions in which Heather Clayton has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Heather Clayton and any other person pursuant to which Heather Clayton was selected as an officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Larry King Offer Letter, dated September 14, 2026.
10.2	Heather Clayton Offer Letter, dated September 4, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boxabl Inc.

Date: September 14, 2026	By:	/s/ Paolo Tiramani
Paolo Tiramani
Co-Chief Executive Officer